[redacted]

Tennessee Elite Realty

COUNTER OFFER # 1

This is a Counter Offer from ☒ **Seller to Buyer OR** ☐ **Buyer to Seller**

Seller Name: [redacted] **Seller Name:** ____________________

Buyer Name: Arrived Holdings, Inc. And/Or Assigns **Buyer Name:** ____________________

The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of ____________ **for the purchase of real property commonly known as:**

454 Loop Road Gatlinburg TN 37738

Address, City, State, Zip

With the following exceptions:

-Purchase price to be $650,000.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.

This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.

Until notice of acceptance is delivered the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

Time Limit of Offer: This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by 12:00 o'clock ☐ am/ ☒ pm, local time, on the 6th day of March, 2023.

[redacted] **eller/Buyer *(Party making counter offer)* DATE**

The undersigned has received and

☑ **ACCEPTED** this offer

☐ **REJECTED** this offer

☐ **COUNTERED** this offer with Counter Offer #________

At ________ o'clock ☐ am/ ☐ pm; this ________ day of ________________, __________.

[redacted] **er/Buyer *(Responding Party)***

[redacted] reby acknowledges receipt of the final accepted offer on 03/05/23 at 4:51 PM o'clock ☐ am/ ☐ pm, and this shall be referred to as the Binding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement.

NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.